SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Section 240.14a-12

SENSIENT TECHNOLOGIES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Technologies Corporation ANNUAL MEETING OF SHAREHOLDERS Thursday, April 27, 2017 2:00 p.m., Central Time Trump International Hotel 401 North Wabash Avenue Chicago, Illinois Directions to the Sensient Technologies Corporation Annual Meeting are available by contacting the Company’s Secretary at (414) 271-6755. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 27, 2017. Notice is hereby given that the Annual Meeting of Shareholders of Sensient Technologies Corporation will be held at the Trump International Hotel, 401 North Wabash Avenue, Chicago, Illinois on Thursday, April 27, 2017 at 2:00 p.m., Central Time. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement, Annual Report on Form 10-K and Shareholder Letter are available at www.proxypush.com/sxt . If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before April 14, 2017 to facilitate timely delivery. Matters intended to be acted upon at the meeting are listed below. The Board of Directors recommends that you vote FOR the following proposals: 1. Election of Directors: Hank Brown Paul Manning Joseph Carleone Deborah McKeithan-Gebhardt Edward H. Cichurski Scott C. Morrison Fergus M. Clydesdale Elaine R. Wedral Mario Ferruzzi Essie Whitelaw Donald W. Landry Proposal to approve the compensation paid to Sensient’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the accompanying proxy statement. The Board of Directors recommends that you vote “1 YEAR” the following proposal: Proposal that Sensient’s shareholders recommend that the advisory vote to approve the compensation of Sensient’s named executive officers be held every (check one): 1 Year 2 Years 3 Years Abstain The Board of Directors recommends that you vote FOR the following proposals: Proposal that Sensient’s shareholders approve the Company’s 2017 Stock Plan. Proposal to ratify the appointment of Ernst & Young LLP, certified public accountants, as the independent auditors of Sensient for 2017.

THIS IS NOT A FORM FOR VOTING You may immediately vote your proxy on the Internet at:www.proxypush.com/sxt Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 26, 2017. For shares held in Sensient’s employee benefit plans, the deadline is 12:00 p.m. (CT) on April 24, 2017. Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy. Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:Internet – Access the Internet and go to www.investorelections.com/sxt . Follow the instructions to log in, and order copies.Telephone – Call us free of charge at 866-870-3684, using a touch-tone phone, and follow the instructions to log i n and order copies.Email – Send us an email at paper@investorelections.com with “Sensient Technologies Corporation Materials The 11-digit control # located in the box in the upper right hand corner on the front of this notice. Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials. If you choose email delivery you must include the email address. If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email.Request”inthesubjectline.Theemailmustinclude: Important Information about the Notice of Proxy Materials This Notice Regarding the Online Availability of Proxy Materials (Notice) is provided to shareholders in place of the printed materials for the upcoming Shareholder Meeting. Information about the Notice: In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials to shareholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the internet site where the proxy materials may be found. To view the proxy materials online: Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, annual report and proxy statement. To receive paper copies of the proxy materials: Please refer to the instructions in this Notice on how to request hard copies of proxy materials via phone, email or Internet.